                                                                   EXHIBIT 10.18

                             TERMINATION AGREEMENT

     This Termination Agreement (the "Agreement") is effective as of the 6th day of December, 1996 between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), a corporation organized and existing under the laws of the State of Delaware, Merrill Lynch Mortgage Capital Inc. ("MLMC"), a corporation organized and existing under the laws of the State of Delaware, and Merrill Lynch Credit Corporation ("MLCC"), a corporation organized and existing under the laws of the State of Delaware (Merrill Lynch, MLMC, and MLCC are referred to collectively at times as the "ML Entities"), on the one hand, and T.A.R. Preferred Mortgage Corporation ("PMC"), a corporation organized and existing under the laws of the State of California, Todd A. Rodriguez ("Rodriguez"), and Walter Villaume ("Villaume"), on the other hand.

     WHEREAS, Merrill Lynch and PMC entered into an agreement, dated February 16, 1996 (the "Engagement Agreement"); and

     WHEREAS, a copy of the Engagement Agreement is annexed hereto as Exhibit A; and

     WHEREAS, PMC desires to terminate the Engagement Agreement; and

     WHEREAS, Merrill Lynch and PMC are willing to terminate

Engagement Agreement on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ML Entities, PMC, Rodriguez, and Villaume agree as follows:

     1. The Engagement Agreement, along with the Master Repurchase Agreement, dated February 26, 1996, the Tri-Party Custody Agreement, dated February 26, 1996, and Amendment No. 1 to the Master Repurchase Agreement, dated May 31, 1996, are hereby terminated, except that PMC's and/or the ML Entities' obligations as set forth in paragraphs 6, 12, 13, and 14 of the Engagement Agreement shall survive termination thereof and shall remain in full force and effect, and that such obligations of PMC and/or the ML Entities shall continue to be binding on PMC's and/or the ML Entities' successors and assigns, as set forth in paragraph 10 thereof.

     2. Contemporaneous with the effective date of this Agreement, PMC has issued to Merrill Lynch and MLMC warrants (collectively, the "Warrant"), in the forms annexed hereto as Exhibit B, to purchase in the aggregate up to 2% of the common stock of PMC on the terms and conditions set forth in the Warrant. PMC hereby represents and covenants that it has taken all actions necessary to issue the Warrant, that the Warrant represents a legal, valid, and binding obligation of PMC, and that the rights granted to Merrill Lynch and MLMC in the Warrant do not conflict with or violate the rights of any other person or entity. In the event that it is determined that the Warrant, for any reason, was either not validly issued or is subject to a challenge to validity by any person or entity, PMC agrees, upon request by Merrill Lynch or MLMC, to take all actions necessary to make the Warrant a legal, valid, and binding obligation of PMC or, in the alternative, to cancel the Warrant and issue to Merrill Lynch and MLMC another warrant on substantially the same terms and conditions as the Warrant.

     3. Except as provided in paragraph 6a. below, in the event PMC or any of its affiliates engages in any "Securitization" (as that term is defined in the Engagement Agreement) for which the closing occurs after November 15, 1996 and on or before June 30, 1997, and for which Merrill Lynch does not act as sole placement agent (in the case of a "Private Placement", as that term is defined in the Engagement Agreement), sole lead underwriter (in the case of a "Public Securitization", as that term is defined in the Engagement Agreement), or sole advisor (in the case of an "Indirect Placement", as that term is defined in the Engagement Agreement), then, with respect to each such "Securitization":

          a.   PMC shall pay to Merrill Lynch the amount of

               $250,000 contemporaneously with the closing of such Securitization by wire transfer in accordance with the instructions set forth in Exhibit C hereto; and

          b. In the event that Merrill Lynch acts as sole placement agent, sole lead underwriter, or sole advisor in connection with any such Securitization, then the fees to be paid to Merrill Lynch in connection with such Securitization shall be in lieu of the $250,000 payment referred to above.

     4. Except as provided in paragraph 6a. below, in the event PMC or any of its affiliates engages in any Securitization for which the closing occurs after June 30, 1997, and for which Merrill Lynch does not act as sole placement agent (in the case of a "Private Placement", as that term is defined in the Engagement Agreement), sole lead underwriter (in the case of a "Public Securitization", as that term is defined in the Engagement Agreement), or sole advisor (in the case of an "Indirect Placement", as that term is defined in the Engagement Agreement), then, with respect to each such "Securitization":

          a. PMC shall pay to Merrill Lynch the amount of $500,000 contemporaneously with the closing of such

               Securitization by wire transfer in accordance with the instructions set forth in Exhibit C hereto; and

          b. In the event that Merrill Lynch acts as sole placement agent, sole lead underwriter, or sole advisor in connection with any such Securitization, then the fees to be paid to Merrill Lynch in connection with such Securitization shall be in lieu of the $500,000 payment referred to above.

     5. PMC and Merrill Lynch acknowledge and agree that PMC shall have no obligation to offer Merrill Lynch the opportunity to act as sole placement agent, sole lead underwriter, or sole advisor in connection with any Securitization, as contemplated by paragraphs 3 and 4 above, that PMC shall have no obligation to undertake or engage in any Securitization at any time or from time to time, and that no assurance can be given that PMC will engage in any Securitization in the future (if at all). If and to the extent PMC determines to engage in any Securitizations in the future (as to which no assurance can be given), PMC shall give Merrill Lynch at least three business days' prior notice of its intention to engage in any Securitization for which it will not offer Merrill Lynch the opportunity to participate, as set forth in the previous sentence, to the extent practicable under the circumstances. PMC and Merrill Lynch further acknowledge and agree that, in the event PMC offers

Merrill Lynch the opportunity to act as sole placement agent, sole lead underwriter, or sole advisor in connection with any Securitization, Merrill Lynch shall have no obligation to act in such capacity or otherwise participate in such Securitization except on terms and conditions that Merrill Lynch, in its sole discretion, deems acceptable. Any decision by Merrill Lynch to decline to act as sole lead underwriter, sole placement agent, or sole advisor, or otherwise participate, in connection with any Securitization shall not in any way affect or impair its right to receive the payments set forth in paragraphs 3a., 4a., and 6a. above, or PMC's obligations under this Agreement with respect to any other Securitizations.

     6.  a.    At such time as the "Aggregate Amount of Payments" received by
Merrill Lynch equals or exceeds the amount of $4,750,000, PMC's obligation to make payments pursuant to paragraphs 3a. and 4a. above shall terminate. For purposes of this Agreement, the term "Aggregate Amount of Payments" shall be defined as the sum of the following: (x) the Warrant Value (as defined below);
(y) the amount of any payments actually received by Merrill Lynch pursuant to paragraphs 3a. and 4a. above; and (z) the amount of any fees actually received by Merrill Lynch as a result of its acting as sole placement agent, sole lead underwriter, or sole advisor with respect to any Securitization, as set forth in paragraphs 3b. and 4b. above. Merrill Lynch and MLMC shall, in all instances, retain all rights with respect to the Warrant even if the "Aggregate Amount of Payments" received by Merrill Lynch pursuant to subsections (y) and
(z) above equals or exceeds the amount of $4,750,000 (although PMC's payment obligations under paragraphs 3a. and 4a. shall terminate). In no event shall the foregoing in any way obligate PMC or any affiliate or associate thereof to undertake or complete a Securitization at any time or from time to time.

          b.   For purposes of this Agreement:

               (i) "Warrant Value" shall mean the difference between (x) the exercise price actually paid or payable by Merrill Lynch and MLMC upon exercise of the Warrant and (y) the "Fair Market Value" (as defined below) of the Warrant or, if previously exercised, the shares received upon exercise of the Warrant {the "Warrant Shares").

               (ii) For purposes of this Agreement, "Fair Market Value" shall be defined as follows:

                    (1) Except as provided below, until such time as PMC effects a "Resale Registration" (as defined below, the Fair Market Value of the Warrant or the Warrant Shares shall be zero.

                    (2) At such time as PMC effects a Resale Registration, the
               Fair Market Value of the Warrant or Warrant Shares shall be:

                         (I) if the common stock of PMC (the "Common Stock") is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (a "Market System"), the average reported sales price per share over the ten day trading period ending on the last business day before PMC effects such Resale Registration (the "Trading Period") on the principal exchange on which such Common Stock is traded, or in such a Market System, as applicable, multiplied by the number of shares represented by the Warrant or the number of Warrant Shares, as the case may be; or

                         (II) if the Common Stock is not then traded on an
                              exchange or in such a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ over the Trading Period, multiplied by the number of shares represented by the Warrant or the number of Warrant Shares, as the case may be.

     c.  Notwithstanding the foregoing provisions of this paragraph 6.:

          (i) If, prior to the time PMC effects a Resale Registration, Merrill Lynch or MLMC sells the Warrant or the Warrant Shares to: (a) a person or entity that is controlled by or under common control with Merrill Lynch or MLMC (a "ML Controlled Person"), then the Fair Market Value of the Warrant or Warrant Shares shall be zero; and (b) other than a ML Controlled Person, then the Fair Market Value shall be the proceeds received from such person or entity less the sum of (x) the aggregate exercise price under the Warrant for such Warrant Shares and (y) the aggregate transaction costs of Merrill Lynch or MLMC, as the case may be, related to the sale of the Warrant Shares; provided, however, that in the event that less than all of the Warrant Shares are sold, then the Fair Market Value of those Warrant Shares sold shall be the proceeds received less the sum of (x) the aggregate exercise price under the Warrant for the Warrant Shares that are sold and (y) the aggregate transaction costs of Merrill Lynch or MLMC, as the case may be, related to the sale of the Warrant Shares, and the Fair Market Value of the remaining Warrant Shares held by Merrill Lynch, MLMC, or a ML Controlled Person shall be determined, for purposes of this Agreement, in accordance with the remaining provisions of this paragraph;

          (ii) If, prior to the time PMC effects a Resale Registration, Merrill Lynch, MLMC, or a ML Controlled Person sells any Warrant Shares (whether pursuant to Rule 144 under the Securities Act of 1933 or otherwise), then the Fair Market Value of the Warrant Shares sold shall be the proceeds received by Merrill Lynch, MLMC, or such ML Controlled Person from such sales less the sum of (x) the aggregate exercise price under the Warrant for such Warrant Shares and (y) the aggregate transaction costs of Merrill Lynch, MLMC, or such ML

     Controlled Person, as the case may be, related to the sale of the Warrant Shares, and the Fair Market Value of the remaining Warrant Shares held by Merrill Lynch, MLMC, or a ML Controlled Person shall be determined, for purposes of this Agreement, in accordance with the applicable provisions of this paragraph; and

          (iii) In the event that PMC consummates an initial public offering of its common stock (an "IPO", as defined below) and, in connection therewith, causes all or part of the shares of common stock of PMC issuable upon exercise of the Warrant to be registered under the Securities Act of 1933 to permit the sale thereof by Merrill Lynch or MLMC or their respective successors and assigns, as the case may be, then the Fair Market Value of the shares so registered shall be the proceeds received from the sale of such shares by Merrill Lynch, MLMC or their respective successors and assigns less the sum of (x) the aggregate exercise price under the Warrant for such shares and (y) the aggregate transaction costs of Merrill Lynch, MLMC, or their respective successors and assigns, as the case may be, related to the sale of the Warrant Shares, and the Fair Market Value of the remaining Warrant Shares shall be determined, for purposes of this Agreement, in accordance with the applicable provisions of this paragraph.

     Nothing in the foregoing shall require or obligate PMC to register, or assist in the sale of, the Warrant or any of the Warrant Shares, by Merrill Lynch or MLMC other than as contemplated in the Warrant.

          d. For purposes of this Agreement, PMC shall be deemed to have effected a "Resale Registration" on the date upon which subsequent to PMC's consummation of an IPO: (i) a registration statement filed by PMC with the Commission that causes the shares of common stock of PMC issuable upon exercise of the Warrant to be registered under the Securities Act of 1933 to permit the sale thereof by Merrill Lynch or MLMC or their respective successors or assigns, as the case may be, becomes effective; and (ii) Merrill Lynch, MLMC or their respective successors or assigns receive copies of PMC's prospectus under such registration statement in quantities reasonably requested by them in order to effect any such sales.

          e. For purposes of this Agreement, "IPO" shall mean the first closing of the initial public offering of the common stock of PMC effected pursuant to an effective registration statement filed by PMC with the Commission under the Securities Act of 1933 (other than a registration statement relating either to: (i) the sale of securities to officers, directors, employees, or bona fide consultants of the Company, or any of its parents or subsidiaries, pursuant to a stock option, stock purchase, or similar plan; or

(ii) a reclassification, merger, or other transaction of the type referred to in Rule 145(a) of the rules and regulations of the Commission under the Securities Act of 1933).

     7. PMC, and its sole shareholders, Rodriguez and Villaume, each represent and warrant that they will not form any other corporation, partnership, or other entity to succeed to or conduct the business presently being conducted by PMC, or transfer to any other corporation, partnership, or other entity all or substantially all of the assets of PMC, or take any other such acts that might impair or encumber Merrill Lynch's rights under this Agreement, unless such successor entity agrees to be bound by the terms hereof. Notwithstanding the foregoing, PMC, Rodriguez, and Villaume may reorganize PMC as a corporation under the laws of a state other than California (whether by merger into a newly formed corporation or otherwise so long as the shareholders of the newly formed corporation are identical to the shareholders of PMC immediately following such transaction, and so long as such newly formed corporation remains bound by the terms of this Agreement. In addition to any other rights and remedies Merrill Lynch might have, Rodriguez and Villaume each agree to indemnify and hold harmless Merrill Lynch from any "loss" it might incur in the event the representations and warranties set forth in this paragraph are breached. For purposes of this Agreement, the term "loss" is to include, but not be limited to, the payments that would have been required to be paid by any other corporation, partnership, or entity, as described in the first sentence of this paragraph, or any reorganized PMC or newly formed corporation, as described in the second sentence of this paragraph, pursuant to paragraphs 3a., 4a., and 6a. above with respect to any Securitization done by such other corporation, partnership, or other entity that would otherwise have been done by PMC, and costs and expenses (including legal fees) incurred in prosecuting claims arising out of a breach of the representations and warranties set forth herein. Nothing in this Agreement shall in any way impair PMC from undertaking any transaction whatsoever including, without limitation, the sale of all or a portion of the shares or assets of PMC to any other person or entity, the consummation by PMC of an IPO, or the acquisition of any other person or entity by PMC, so long as such transactions do not impair Merrill Lynch's rights, or interfere with the intent of the parties, under this Agreement.

     8. In consideration of this Agreement, the ML Entities shall and do hereby each forever release and discharge PMC, and its officers, directors, shareholders, agents, contractors, attorneys, employees, partners, divisions, predecessors, successors, assigns, licensees, and any party associated with any Securitization (collectively, the "PMC Releasees"), of and from any and all claims (including, but not limited to, claims for attorney's fees), of whatever kind or nature, in contract or in tort, under the laws of any jurisdiction, whether known or unknown, suspected or unsuspected, that the ML Entities, and their successors and assigns, shall, may, or can have against the PMC Releasees, based on, arising out of, or in connection with: (i) the Engagement Agreement; (ii) the Master Repurchase Agreement, dated February 26, 1996; (iii) the Tri-Party Custody Agreement, dated February 26, 1996; (iv) Amendment No. 1 to the Master Repurchase Agreement, dated May 31, 1996; and (v) any other agreements or understandings made or entered into by Merrill Lynch and PMC in connection with the foregoing (the "Released Claims"); provided, however, that PMC shall not be released from its obligations, as set forth in paragraph 1 above, under the Engagement Letter that survive termination thereof, and Rodriguez and Villaume shall not be released from their obligations, as set forth in paragraph 8 above, and PMC, Rodriguez, and Villaume shall not otherwise be released from their obligations under this Agreement. On each day that any payment is made by PMC under paragraphs 3a., 4a., or 6a. above, the ML Entities shall be deemed to have released the PMC Releasees from any claims with respect to such payment.

     9. In consideration of this Agreement, PMC, Rodriguez, and Villaume (collectively, the "PMC Releasors") shall and do hereby each forever release and discharge the ML Entities, and their respective parents, subsidiaries, and affiliates, and their respective officers, directors, shareholders, agents, contractors, attorneys, employees, partners, divisions, predecessors, successors, assigns, and licensees (collectively, the "ML Releasees"), of and from any and all claims (including, but not limited to, claims for attorney's fees), of whatever kind or nature, in contract or in tort, under the laws of any jurisdiction, whether known or unknown, suspected or unsuspected, that the PMC Releasors, and their successors or assigns, shall, may, or can have against the ML Releasees, based on, arising out of, or in connection with: (i) the Engagement Agreement; (ii) the Master Repurchase Agreement, dated February 26, 1996; (iii) the Tri-Party Custody Agreement, dated February 26, 1996; (iv) Amendment No. 1 to the Master Repurchase Agreement, dated May 31, 1996; and (v) any other agreements or understandings made or entered into by Merrill Lynch and PMC in connection with the foregoing; provided, however, that the ML Entities shall not be released from their obligations under this Agreement.

     10. Nothing contained herein shall be construed as an admission of any kind by any party hereto or used in any proceeding as an admission by any party.

     11. The parties acknowledge and agree that no press release, interview, or other publicity shall be issued with respect to this Agreement or its contents and that the terms of this Agreement shall be kept strictly confidential; provided, however, that the parties shall have the right to disclose this Agreement and the terms hereof to their respective accountants and outside auditors, to any person or entity to the extent necessary to effect the terms of this Agreement (including the Warrant), to any person providing financing to PMC, and as required by law (including as required to any regulatory entities or to effect an IPO by PMC).

     12. This Agreement shall inure to the benefit of and shall be binding upon the successors, assigns, representatives, and beneficiaries of the parties hereto and upon any corporation or other entity into or with which any party hereto may merge or consolidate. This Agreement embodies the entire understanding of the parties, and supersedes all prior agreements, oral or written, and may be amended or modified only by a written agreement executed by each of the parties. Each provision of this Agreement shall be interpreted in such manner as to be effective under applicable law. If any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13. Each party represents that it is the sole owner of all right, title, and interest with respect to the Released Claims, has not assigned, transferred, or conveyed any Released Claims to any person or entity, and has all power and authority necessary to make the agreements set forth herein and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. No consent of any other person including, without limitation, stockholders or creditors of the parties, and no license, permit, approval, or authorization of, exemption by, notice or report to, or registration, filing, or declaration with, any governmental authority is required by the parties in connection with the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the parties hereto, and this Agreement constitutes a legally valid and binding obligation of the parties enforceable against the parties in accordance with its terms.

     14. This Agreement shall be governed by the laws of the State of New York without regard to its choice of law principles.

     15. The parties each represent that they have had the opportunity to consult with counsel of their choice regarding this Agreement and that, after such consultation, they enter into this Agreement of their own free will.

     16. The parties agree that any claim arising under or relating to this Agreement or the Warrant shall be brought only in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York, and that, in connection with any such claims, the parties waive their right to trial by jury and any defense based on inconvenient forum. PMC, Rodriguez, and Villaume each hereby consent to the jurisdiction of the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York, in connection with any action that might be brought under or relating to this Agreement or the Warrant.

     17.  a.   All notices to the ML Entities under this Agreement shall be made by registered first class mail, return receipt requested, or by facsimile, to:

               Mr. C.J. De Santis
               Managing Director
               Asset Backed Finance Group
               Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
               World Financial Center
               North Tower
               New York, New York 10281-1310
               Telephone: (212) 449-2139
               Facsimile: (212) 449-9015.

          b. All notices to PMC, Rodriguez, or Villaume under this Agreement shall be made by registered first class mail, return receipt requested, or by facsimile, to:
          if to PMC, to:

               T.A.R. Preferred Mortgage Corporation
               19782 MacArthur Boulevard
               Suite 260

               Irvine, California 92715
               Attention:     Walter Villaume or Todd Rodriguez
               Telephone:  (714) 474-0700
               Facsimile:  (714) 660-3872

          if to Rodriguez, to:

               T.A.R. Preferred Mortgage Corporation
               19782 MacArthur Boulevard
               Suite 260
               Irvine, California 92715
               Attention:   Todd A. Rodriguez
               Telephone:   (714) 474-0700, ext. 101
               Facsimile:   (714) 660-3872

          if to Villaume, to:

               T.A.R. Preferred Mortgage Corporation
               19782 MacArthur Boulevard
               Suite 260
               Irvine, California 92715
               Attention:  Walter Villaume
               Telephone:  (714) 474-0700, ext. 102
               Facsimile:  (714) 660-3872

     18. Merrill Lynch and MLMC agree to execute a Stockholders Agreement substantially in the form of Exhibit D hereto.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day and year first written above.

                    T.A.R. Preferred Mortgage Corporation


                    By: _____________________________________
                         Todd A. Rodriguez
                         Its Chief Executive Officer


                    Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated

                    By: _____________________________________
                         Its: _______________________________

                    Merrill Lynch Mortgage Capital Inc.


                    By: _____________________________________
                         Its: _______________________________


                    Todd A. Rodriguez


                    _________________________________________


                    Walter Villaume


                    _________________________________________